As filed with the Securities and Exchange Commission on May 12, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Profound Medical Corp.

(Exact name of registrant as specified in its charter)

Ontario, Canada	3841	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2400 Skymark Avenue, Unit 6
Mississauga, Ontario
Canada, L4W 5K5
(647) 476-1350

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Profound Medical (U.S.) Inc.
9160 Forum Corporate Parkway, Suite 359
Fort Myers, Florida
33905
(647) 476-1350

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey P. Schultz, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. 919 Third Avenue New York, New York 10022 (212) 935-3000	Cheryl V. Reicin, Esq. Eric Foster, Esq. Mintz LLP 200 Bay St, South Tower, Suite 2800 Toronto, ON M5J 2J3 (647) 499-2828

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 12, 2026

PRELIMINARY PROSPECTUS

PROFOUND MEDICAL CORP.

921,428 Common Shares

This prospectus covers the offer and resale from time to time by the selling shareholders identified in this prospectus of up to an aggregate of 921,428 shares (the “Shares”) of our common shares. The Shares were issued and sold to the selling shareholders in a private placement (the “Private Placement”) pursuant to a subscription agreement (the “Subscription Agreement”) with certain Canadian investors, which closed on December 30, 2025. In the Private Placement, we issued and sold 921,428 common shares at a purchase price of $7.00 per share, for aggregate gross proceeds of approximately $6.45 million.

We are not selling any common shares under this prospectus and will not receive any proceeds from the sale by the selling shareholders of the Shares. We are paying the cost of registering the Shares covered by this prospectus as well as various related expenses. The selling shareholders are responsible for all selling commissions, transfer taxes and other costs related to the offer and sale of their Shares.

Sales of the Shares by the selling shareholders may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, at negotiated prices and/or at varying prices determined at the time of sale. The selling shareholders may sell Shares directly or to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling shareholders, the purchasers of the Shares, or both. The selling shareholders may sell any, all or none of the securities offered by this prospectus, and we do not know when or in what amount the selling shareholders may sell their Shares hereunder following the effective date of the registration statement of which this prospectus forms a part. We provide more information about how the selling shareholders may sell or otherwise dispose of their Shares in the section titled “Plan of Distribution” on page 8.

Our common shares are listed on the Nasdaq Capital Market under the symbol “PROF” and on the Toronto Stock Exchange under the symbol “PRN”. On May 11, 2026, the closing price of our common shares on Nasdaq was $7.25 per share and on the Toronto Stock Exchange was C$9.86 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 4 of this prospectus and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                          , 2026.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the selling shareholders named herein may, from time to time, offer and sell or otherwise dispose of the shares of our common shares covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or common shares are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Incorporation of Documents by Reference” in this prospectus.

We have not authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our common shares other than the common shares covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

Unless the context otherwise requires, “the Company,” “we,” “us,” “our” and similar terms refer to Profound Medical Corp. and our subsidiaries. In this prospectus, unless otherwise specified, all dollar amounts are expressed in U.S. dollars. All references to “dollars” or “$” are to U.S. dollars and references to “C$” are to Canadian dollars.

PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in our most recent annual, quarterly and other filings with the SEC, as well as other information in this prospectus and the documents incorporated by reference herein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

About Profound Medical Corp.

We are a commercial-stage medical device company that develops and markets innovative interventional MRI procedures, enabling precise, incision-free therapies that improve clinical confidence, procedural control, and patient outcomes. Our lead product (the “TULSA-PRO system”) combines real-time MRI, robotically driven transurethral sweeping-action thermal ultrasound with closed-loop temperature feedback control for the ablation of prostate tissue. The product is comprised of one-time-use devices and durable equipment that are used in conjunction with a customer’s existing MRI scanner.

We are commercializing TULSA-PRO, a technology that combines real-time MRI, robotically-driven transurethral ultrasound and closed-loop temperature feedback control. The TULSA procedure, performed using the TULSA-PRO system, has the potential of becoming a mainstream treatment modality across the entire prostate disease spectrum; ranging from low-, intermediate-, or high-risk prostate cancer; to hybrid patients suffering from both prostate cancer and benign prostatic hyperplasia (“BPH”); to men with BPH only; and also, to patients requiring salvage therapy for radio-recurrent localized prostate cancer. TULSA employs real-time MR guidance for pixel-by-pixel precision to preserve prostate disease patients’ urinary continence and sexual function, while killing the targeted prostate tissue via a precise sound absorption technology that gently heats it to kill temperature (55-57°C). TULSA is an incision- and radiation-free “one-and-done” procedure performed in a single session that takes a few hours. Virtually all prostate shapes and sizes can be safely, effectively, and efficiently treated with TULSA. There is no bleeding associated with the procedure; no hospital stay is required; and most TULSA patients report quick recovery to their normal routine. TULSA-PRO is CE marked, Health Canada approved, and 510(k) cleared by the U.S. Food and Drug Administration (“FDA”).

We are also commercializing Sonalleve, an innovative therapeutic platform that is CE marked for the treatment of uterine fibroids and palliative pain treatment of bone metastases. Sonalleve has also been approved by the China National Medical Products Administration for the non-invasive treatment of uterine fibroids and has FDA approval under a Humanitarian Device Exemption for the treatment of osteoid osteoma. We are in the early stages of exploring additional potential treatment markets for Sonalleve where the technology has been shown to have clinical application, such as non-invasive ablation of abdominal cancers and hyperthermia for cancer therapy.

We deploy a hybrid recurring revenue business model in the United States to market TULSA-PRO, i) charging a one-time payment that includes a supply of our one-time-use device, use of the system as well as our Genius services that support each TULSA center with clinical and patient recruitment and ii) a traditional model of charging for the system separately as capital and an additional per patient charge for the one-time-use devices and associated Genius services. The Sonalleve product is marketed primarily outside North America in European and Asian countries, deploying a capital sales model. Outside of North America, we generate most of our revenues from our system sales in Europe and Asia, where we deploy a more traditional hybrid business model, charging for the system separately as a capital sale and an additional per patient charge for the one-time-use devices and associated Genius services.

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, as described under the caption “Incorporation of Documents by Reference” on page 10 of this prospectus.

Our Corporate Information

Profound is the company resulting from a “three-cornered” amalgamation involving Mira, Mira Subco (a subsidiary formed to complete the amalgamation) and Profound Medical Inc. (“Old PMI”). Old PMI was formed by articles of incorporation under the Business Corporations Act (Ontario) (“OBCA”) on June 13, 2008. Mira was formed by articles of incorporation under the OBCA on July 16, 2014, and following its initial public offering in Canada, was a “capital pool company” listed on the TSX-V. As a capital pool company, Mira had no assets other than cash and did not carry on any operations. On June 3, 2015, in anticipation of the amalgamation, Mira changed its name to “Profound Medical Corp.” (becoming “Profound”) and completed a consolidation of its share capital on the basis of one post-consolidation common share for every 13.6363 pre-consolidation common shares. On June 4, 2015, Mira (now “Profound”), Mira Subco and Old PMI completed the amalgamation, with Profound as our surviving holding company, and Mira Subco and Old PMI amalgamating to form a new OBCA subsidiary, Profound Medical Inc. (“PMI”), to serve as the holding subsidiary of our operating subsidiaries. Upon completion of the amalgamation, Profound commenced trading on the TSX-V. On July 13, 2018, Profound graduated from the TSX-V and commenced trading on the TSX under the symbol “PRN”. On October 29, 2019, Profound commenced trading on the Nasdaq Capital Market under the symbol “PROF”.

Our head and registered office is located at 2400 Skymark Avenue, Unit 6, Mississauga, Ontario, L4W 5K5. Our telephone number is (647) 476-1350. Our website address is www.profoundmedical.com. The information contained on, or that can be accessed through, our website is not and shall not be deemed to be part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. Investors should not rely on any such information in deciding whether to purchase our common shares or other securities.

All service marks, trademarks and trade names appearing in this prospectus are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies. Solely for convenience, trademarks and tradenames referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames.

Implications of Being a Foreign Private Issuer

Although we qualify as a foreign private issuer, we have decided to voluntarily file periodic reports, such as annual reports on Form 10-K (including our Annual Report on Form 10-K for the fiscal year ended December 31, 2025), quarterly reports on Form 10-Q and current reports on Form 8-K on U.S. domestic issuer forms, which are more detailed and extensive in certain respects, and some of which must be filed more promptly, than the forms currently available to foreign private issuers that are Multijurisdictional Disclosure System filers. Similarly, we have decided to file registration statements, including the registration statement on Form S-3 of which this prospectus forms a part, on U.S. domestic issuer forms. Although we have voluntarily chosen to file registration statements, periodic reports and current reports on U.S. domestic issuer forms, we maintain our status as a foreign private issuer as long as we meet the qualifications for a foreign private issuer under the Exchange Act. Accordingly, as a foreign private issuer, we remain exempt from the U.S. federal proxy rules pursuant to Section 14 of the Exchange Act and Regulations 14A and 14C thereunder, Regulation FD, and our officers, directors, and principal shareholders are not subject to the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

2025 Offering and Non-Brokered Private Placement

On December 22, 2025, we closed a public offering, resulting in the issuance of 5,142,870 common shares at a price of $7.00 per share, for gross proceeds of $36 million. On December 30, 2025, we closed the Private Placement, resulting in the issuance of 921,428 common shares at a price of $7.00, for gross proceeds of $6.45 million. We intend to use net proceeds from the public offering and the Private Placement to fund the continued commercialization of the TULSA-PRO system in the United States, the continued development and commercialization of the TULSA-PRO system and the Sonalleve system globally and for working capital and general corporate purposes.

RISK FACTORS

Investing in our securities involves significant risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Special Note Regarding Forward-Looking Statements” in this prospectus, together with all of the other information contained or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K that we have filed with the SEC, all of which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “targets,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and incorporated by reference in this prospectus, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The sections in our periodic reports, including our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other sections in this prospectus and the other documents or reports incorporated by reference in this prospectus, discuss some of the factors that could contribute to these differences. These forward-looking statements include, among other things, statements about:

●	the accuracy of our estimates regarding expenses, future revenues, uses of cash, capital requirements and the need for additional financing;

●	our workforce reduction and related restructuring activities;

●	our ability to realize the anticipated benefits of our corporate strategy;

●	our cash runway and the sufficiency of our financial resources to fund our operations;

●	the initiation, timing, progress, results, and decisions of our partners’ development activities, preclinical studies and clinical trials with respect to our product candidates;

●	our collaborators’ election to pursue or continue research, development and commercialization activities;

●	our ability to obtain future reimbursement and/or milestone payments from our collaborators;

●	our ability to obtain and maintain intellectual property protection for our product candidates;

●	our partners’ ability to successfully commercialize our partnered product candidates;

●	the size and growth of the markets for our partnered product candidates and our partners’ ability to serve those markets;

●	the rate and degree of market acceptance of any future products;

●	the success of competing products that are or may become available;

●	regulatory developments in the United States and other countries;

●	and any restrictions on our ability to use our net operating loss carryforwards.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in this prospectus and in the documents incorporated by reference in this prospectus, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. For a summary of such factors, please refer to the section entitled “Risk Factors” in this prospectus, as updated and supplemented by the discussion of risks and uncertainties under “Risk Factors” contained in any supplements to this prospectus and in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. The information contained in this document is believed to be current as of the date of this document. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of Canada. Many of our directors and officers and the experts named in this prospectus are residents of countries other than the United States, and all or a substantial portion of their assets and some of our assets are located outside the United States. We have appointed Profound Medical (U.S.) Inc. as our agent for service of process in the United States, but it may be difficult for holders of securities who reside in the United States to effect service within the United States upon those directors and officers who are not residents of the United States. Additionally, it may not be possible for you to enforce judgments obtained in U.S. courts based upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States. In addition, there is doubt as to whether an original action could be brought in Canada against us or our directors or officers based solely upon U.S. federal or state securities laws and as to the enforceability in Canadian courts of judgments of U.S. courts obtained in actions based upon the civil liability provisions of U.S. federal or state securities laws.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of securities by the selling shareholders pursuant to this prospectus.

SELLING SECURITYHOLDERS

This prospectus relates to the resale from time to time by the selling shareholders identified in this prospectus of up to 921,428 common shares. The Shares were issued and sold to the selling shareholders in the Private Placement pursuant to the Subscription Agreement with certain Canadian investors, which closed on December 30, 2025.

The selling shareholders identified in the table below may from time to time offer and sell under this prospectus any or all of the Shares described under the column “Maximum Number of Common Shares to be Sold Pursuant to this Prospectus” in the table below. The table below has been prepared based upon information furnished to us by the selling shareholders. The selling shareholders identified below may have sold, transferred or otherwise disposed of some or all of their Shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the selling shareholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly and as required.

The following table and footnote disclosure following the table sets forth the name of each selling shareholder, the nature of any position, office or other material relationship that the selling shareholder has had within the past three years with us or with any of our predecessors or affiliates, and the number of common shares beneficially owned by such selling shareholder before this offering. The number of shares reflected are those beneficially owned, as determined under applicable rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under applicable SEC rules, beneficial ownership includes any common shares as to which a person has sole or shared voting power or investment power and any common shares which the person has the right to acquire within 60 days through the exercise of any option, warrant or right or through the conversion of any convertible security. Unless otherwise indicated in the footnotes to the table below and subject to community property laws where applicable, we believe, based on information furnished to us, that each selling shareholder named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

We have assumed that all Shares reflected in the table as being offered in the offering covered by this prospectus will be sold from time to time in this offering. We cannot provide an estimate as to the number of Shares that will be held by the selling shareholders upon termination of the offering covered by this prospectus because the selling shareholders may offer some, all or none of their Shares being offered in the offering. Information about the selling shareholders may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

Name of Selling Shareholder	Number of Common Shares Owned Prior to Offering	Maximum Number of Common Shares to be Sold Pursuant to this Prospectus	Number of Common Shares Owned After Offering(1)	Percentage of Common Shares Owned After Offering if Greater than 1%(2)
Corey McIvor Holdings LTD(3)	5,000	5,000	0	*
Fidelity True North Fund, by its manager Fidelity Investments Canada ULC(4)	1,985,000	300,000	1,685,000	4.64%
Funds associated with Timelo Investment Management Inc.(5)	1,170,867	571,428	599,439	1.65%
John Hickie Professional Corp.(6)	5,000	5,000	0	*
Kurt Harold Pedersen(7)	50,000	30,000	20,000	*
Tamlane Holdings LTD(8)	11,000	10,000	1,000	*

(1)	Assumes that all Shares being registered under the registration statement of which this prospectus forms a part are sold in this offering, and that none of the selling shareholders acquire additional common shares after the date of this prospectus and prior to completion of this offering.

(2)	Based on 36,337,637 common shares outstanding as of May 7, 2026.

(3)	Corey McIvor is the sole owner of Corey McIvor Holdings LTD. The shares are registered in the name of Fidelity Clearing Canada ULC. The business address of the registered holder is 483 Bay Street, South Tower, Suite 200, Toronto, ON M5G2N7.

(4)	Fidelity Investments Canada ULC (“Fidelity”) is the manager of Fidelity True North Fund. Fidelity Canada Holdings (UK) Limited owns directly 1,000 common shares of Fidelity, representing 100% of the issued and outstanding common shares of Fidelity. 483A Bay Street Holdings LP owns indirectly 100% of the issued and outstanding shares of Fidelity Canada Holdings (UK) Limited and 483A Bay Street Holdings LP in turn is owned indirectly 49% by Fidelity Canada Investors LLC (“FCI”) and 51% owned indirectly by FIL Limited (“FIL”). Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common units of FCI, representing 49% of the voting power of FCI. The Johnson family group and all other Series B unitholders have entered into a voting agreement under which all Series B units will be voted in accordance with the majority vote of Series B units. Accordingly, through their ownership of voting common units and the execution of the voting agreement, members of the Johnson family group may be deemed to form a controlling group with respect to FCI. Members of the Johnson family group are the predominant owners, directly or through trusts or other legal structures, of FIL. While the Johnson family group’s ownership of FIL voting stock may fluctuate from time to time as a result of changes in the total number of shares of FIL voting stock outstanding, it normally represents more than 25%, but under FIL’s by-laws can represent no more than 48.5%, of the total votes which may be cast by all holders of FIL voting stock. Accordingly, through their ownership, members of the Johnson family group may be deemed to form a controlling group with respect to FIL. The business address of Fidelity True North Fund is 483 Bay Street, Suite 300, Toronto, Ontario, M5G 2N7.

(5)	Includes 324,128 shares held by Timelo Strategic Opportunities Fund and 247,300 shares held by JFT Strategies Fund purchased in the Private Placement. Timelo Investment Management Inc. (the “Investment Manager”) is the investment manager of Timelo Strategic Opportunities Fund and acts as sub-advisor to JFT Strategies Fund. Jean-Francois Tardif is the sole owner of the Investment Manager. The business address of JFT Strategies Fund is 15 York Street, 2nd Floor, Toronto, Ontario, M5J 0A3. The business address of Timelo Strategic Opportunities Fund and the Investment Manager is 372 Hollandview Trail, Suite 305, Aurora, Ontario, Z4 L4G0A5.

(6)	John Hickie is the sole owner of John Hickie Professional Corp. The shares are registered in the name of Fidelity Clearing Canada ULC. The business address of the registered holder is 483 Bay Street, South Tower, Suite 200, Toronto, ON M5G2N7.

(7)	The shares are registered in the name of Fidelity Clearing Canada ULC. The business address of the registered holder is 483 Bay Street, South Tower, Suite 200, Toronto, ON M5G2N7.

(8)	Brian Carlin is the sole owner of Tamlane Holdings LTD. The shares are registered in the name of Fidelity Clearing Canada ULC. The business address of the registered holder is 483 Bay Street, South Tower, Suite 200, Toronto, ON M5G2N7.

PLAN OF DISTRIBUTION

We are registering the Shares issued and sold to the selling shareholders in the Private Placement to permit the resale of these Shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholders of the Shares. We will bear all fees and expenses incident to our agreement to register the Shares.

The selling shareholders may sell all or a portion of the Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Shares are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	in the over-the-counter market;
•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•	through the writing of options, whether such options are listed on an options exchange or otherwise;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales;
•	sales pursuant to Rule 144;
•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

If the selling shareholders effect such transactions by selling Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Shares or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Shares in the course of hedging in positions they assume. The selling shareholders may also sell common shares short and deliver the Shares covered by this prospectus to close out short positions and to return borrowed common shares in connection with such short sales. The selling shareholders may also loan or pledge the Shares to broker-dealers that in turn may sell such Shares.

The selling shareholders may pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholders and any broker-dealer participating in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless such Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the Shares registered pursuant to the registration statement, of which this prospectus forms a part.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Shares by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the Shares. All of the foregoing may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

We will pay all expenses of the registration of the Shares, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling shareholder will pay all underwriting discounts and selling commissions, if any.

Once sold under the registration statement, of which this prospectus forms a part, the Shares will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

Mintz LLP has passed upon the validity of the securities offered by this prospectus and certain other legal matters related to Canadian law.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at www.sec.gov. We are also subject to requirements of the applicable securities laws of Canada, and documents that we file with the securities commissions or similar regulatory authorities in Canada may be found under our profile at www.sedarplus.com. We also maintain a website at www.profoundmedical.com. Through our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus. We include our website address in this prospectus only as an inactive textual reference. Information contained in our website does not constitute a part of this prospectus or our other filings with the SEC.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 that we filed with the SEC on March 5, 2026;

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the SEC on May 7, 2026;

●	our Current Report on Form 8-K and amendments thereto that we filed with the SEC on March 10, 2026 (other than any portion of such filings that are furnished under applicable SEC rules rather than filed);

●	the description of our share capital contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 that we filed with the SEC on March 5, 2026, and any other amendments or reports filed for the purpose of updating that description; and

●	all reports and other documents subsequently filed by us with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

The SEC file number for each of the documents listed above is 001-39032.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting:

Profound Medical Corp.

2400 Skymark Avenue, Unit 6

Mississauga, Ontario, Canada L4W 5K5

(647) 476-1350

You may also access these documents on our website, www.profoundmedical.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

PROFOUND MEDICAL CORP.

921,428 Common Shares

, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses payable by us in connection with the sale of the offered securities being registered hereby, other than underwriting discounts and commissions. All amounts are estimates except the SEC registration fee.

SEC registration fee	$914.29
Legal fees and expenses	30,000
Accountants’ fees and expenses	5,500
Miscellaneous expenses	5,000
Total	41,414.29

Item 15. Indemnification of Directors and Officers

Section 136 of the Business Corporations Act (Ontario) as amended, provides, in part, as follows:

Indemnification

(1)    A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

Advance of Costs

(2)    A corporation may advance money to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1), but the individual shall repay the money if the individual does not fulfil the conditions set out in subsection (3).

Limitation

(3)    A corporation shall not indemnify an individual under subsection (1) unless the individual acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the corporation’s request.

Same

(4)    In addition to the conditions set out in subsection (3), if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the corporation shall not indemnify an individual under subsection (1) unless the individual had reasonable grounds for believing that the individual’s conduct was lawful.

Derivative Actions

(4.1)    A corporation may, with the approval of a court, indemnify an individual referred to in subsection (1), or advance moneys under subsection (2), in respect of an action by or on behalf of the corporation or other entity to obtain a judgment in its favor, to which the individual is made a party because of the individual’s association with the corporation or other entity as described in subsection (1), against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in subsection (3).

Right to indemnity

(4.2)    Despite subsection (1), an individual referred to in that subsection is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the corporation or other entity as described in subsection (1), if the individual seeking an indemnity,

(a)    was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

(b)    fulfils the conditions set out in subsections (3) and (4).

Nothing in the articles of incorporation, by-laws or resolutions of the Registrant limits the right of any person entitled to claim indemnity apart from the indemnity provided pursuant to Section 136 of the Business Corporations Act (Ontario).

The Registrant maintains a policy of directors’ and officers’ liability insurance which insures, subject to certain exclusions, directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the by-laws of the Registrant and the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S Securities and Exchange Commission (the “Commission”) such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We have also purchased insurance policies relating to certain liabilities that our directors and officers may incur in such capacity.

Item 16. Exhibits

(a) The following exhibits are filed herewith or incorporated herein by reference:

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/ Reg. Number

4.1	Articles of Incorporation		Form S-8 (Exhibit 4.1)	11/7/2019	333-234574

4.2	Articles of Amendment		Form S-8 (Exhibit 4.2)	11/7/2019	333-234574

4.3	Bylaws		Form S-8 (Exhibit 4.4)	11/7/2019	333-234574

5.1	Opinion of Mintz LLP	X

10.1	Form of Subscription Agreement, dated December 30, 2025		Form 8-K (Exhibit 10.1)	12/30/2025	001-39032

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm	X

23.2	Consent of Mintz LLP (included in Exhibit 5.1)	X

24.1	Power of attorney (included on the signature page)	X

107	Filing Fee Table	X

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act:

(i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and

(ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mississauga, Province of Ontario, Country of Canada, on May 12, 2026.

PROFOUND MEDICAL CORP.

By:	/s/ Rashed Dewan
Rashed Dewan
Chief Financial Officer

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Arun Menawat, Rashed Dewan and Matthew Sobczyk, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

Name		Title	Date

By:	/s/ Arun Menawat	Chief Executive Officer and Director	May 12, 2026
	Arun Menawat	(principal executive officer)

By:	/s/ Rashed Dewan	Chief Financial Officer	May 12, 2026
	Rashed Dewan	(principal financial officer and principal accounting officer)

By:	/s/ Frank Baylis	Director	May 12, 2026
Frank Baylis

By:	/s/ Brian Ellacott	Director	May 12, 2026
Brian Ellacott

By:	/s/ Cynthia Lavoie	Director	May 12, 2026
Cynthia Lavoie

By:	/s/ Murielle Lortie	Director	May 12, 2026
Murielle Lortie

By:	/s/ Arthur Rosenthal	Director	May 12, 2026
Arthur Rosenthal

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of the Registrant in the United States, on May 12, 2026.

PROFOUND MEDICAL (U.S.) INC.

By:	/s/ Arun Menawat
Name:	Arun Menawat
Title:	Chief Executive Officer